Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of our report dated March 16, 2012 (which expresses an unqualified opinion and includes an explanatory paragraph related to the Company’s ability to continue as a going concern), relating to the financial statements of AspenBio Pharma, Inc., and to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/GHP Horwath, P.C.

Denver, Colorado
April 11, 2012